Exhibit 99.1


  Commercial Federal Reports Third Quarter Earnings of $22.3 Million

    OMAHA, Neb.--(BUSINESS WIRE)--xx--Commercial Federal Corporation today announced net income of $22.3 million, or $0.51 per diluted share, for the quarter ended September 30, 2003. For the nine-month period ended September 30, 2003, net income totaled $68.1 million, or $1.53 per diluted share.
    "The Company continues to expand its retail and commercial customer base while adding higher margin loans and core deposits. Continued progress on these primary goals will enhance the revenue from our core business moving forward thereby increasing franchise value and shareholder returns," stated William A. Fitzgerald, chairman of the board and chief executive officer.

    Key Growth Indicators:

    -- Retail checking accounts are up 4.5% year-over-year. Growth in the number of checking accounts continues to be one of our key strategies to build our customer base and enhance revenue.

    -- Commercial checking accounts are up 14.9% year-over-year. The Company has continued to aggressively market its commercial banking products as we expand this line of business.

    -- Core deposits grew $589.0 million or 20% over the same period last year. Strong growth in checking and money market savings deposits accounted for this increase.

    -- Commercial operating average outstanding balances are up 27% over the same period last year. Higher commercial lending activity has remained steady in many of our markets as we continue to build our commercial loan relationships.

    -- Home equity outstanding balances are up 1% year-over-year. Given the extremely high volumes of mortgage refinancings for the first nine months of the year, home equity loan and line payoffs have been high. However, for the last four consecutive months we have seen increases to the outstanding balances.

    "The Company has put forth its plan to increase core banking relationships and revenues by concentrating on these key growth areas, while maintaining good efficiency and strong credit quality. The Company has also taken steps to reduce the size of the balance sheet by selling low-yielding assets and paying off high-cost wholesale debt thereby freeing up capital supporting these assets. This excess capital can be used to support other initiatives to increase shareholder returns," stated Chief Financial Officer David S. Fisher.
    "Third quarter results were impacted by the continued mortgage refinancing boom, with net interest margin particularly impacted. As these prepayments slow, which we have seen already, our margin will immediately show significant improvement in the fourth quarter and will continue to expand moving forward," continued Mr. Fisher.

    Results for the Quarter:

    Net Interest Income

    Accelerated amortization of $5.2 million in net deferred loan origination costs and premiums (commonly referred to as FAS91) resulting from a sharp increase in loan prepayments negatively impacted the yield on interest earning assets by 18 basis points for the third quarter. Absent this accelerated amortization, margin would have been in the 2.35% range. We also accelerated the amortization of the premiums paid on mortgage-backed securities.

    Credit Risk Management

    Credit quality remained strong during the third quarter with total nonperforming loans declining to $57.1 million from $61.9 million for the quarter ended June 30, 2003. Total nonperforming loans represented 0.71% of total loans at September 30, 2003, compared with 0.79% at June 30, 2003 and 1.0% at September 30, 2002. Net loan charge-offs were $5.5 million, compared with $4.4 million for the previous quarter. For the nine months ended September 30, 2003, net charge-offs totaled $14.4 million, compared with $13.9 million for the same period one year ago. For the current year, delinquency levels for loans 30 or more days past due reached a low point at September 30.

    Noninterest Income

    Commercial Federal's retail banking operations continued to generate strong results in the quarter. Total noninterest income was $44.2 million for the quarter, compared with $28.0 million for the quarter ended September 30, 2002. Retail fees and charges totaled $14.8 million, compared with $14.6 million for the same period a year ago. For the nine-months ended September 30, 2003, retail fees and charges totaled $43.3 million, compared with $40.9 million for the same period last year, a 6% increase year-over-year.
    Noninterest income in the quarter included the impact of reduced revenue from interchange fees for debit card purchases that resulted from a third-party settlement of debit card litigation with VISA Inc. earlier this year. The settlement, which went into effect August 1, 2003, reduced third quarter revenue by approximately $540,000.
    The mortgage banking operations include activities associated with the Company's mortgage servicing and secondary marketing operations. Revenues from these operations are partially offset by the amortization of and valuation adjustments related to its mortgage servicing rights asset. During the third quarter 2003, the Company recorded a valuation recovery of $51.8 million, and amortization expense of $22.0 million related to its mortgage servicing rights asset. The Company partially offset the net of this valuation recovery and amortization expense by recognizing $31.3 million in net pre-tax losses on the sales of securities, changes in fair values of hedging instruments and a loss on the termination of certain hedging instruments.

    Operating Expenses

    For the quarter ended September 30, 2003, general and administrative expenses fell by $4.0 million in the quarter totaling $67.1 million, compared with $71.1 million for the previous quarter, reflecting decreased commissions and incentives, particularly related to the lower level of residential loan originations. Advertising expense for the quarter declined primarily due to the cancellation of a debit card promotion.

    Balance Sheet and Capital Ratios

    Total assets as of September 30, 2003 were $12.5 billion, compared to $12.9 billion and $13.5 billion as of June 30, 2003 and September 30, 2002, respectively. The size of the balance sheet was intentionally reduced during the quarter to decrease the size of certain lower yielding portfolios while paying down Federal Home Loan Bank debt, thereby reducing the overall capital needs and the interest rate risk profile of the Company.
    For the quarter, core deposits increased $63 million compared to the quarter ended June 30, 2003 and were up $589 million from the quarter ended September 30, 2002.
    During the quarter, the Company repurchased 1,648,800 shares of its common stock. For the nine-month period ended September 30, 2003, a total of 2,988,700 shares were repurchased. The Company has 2,252,100 shares remaining in its share repurchase authorizations. As of September 30, 2003, shares outstanding totaled 42,381,367.
    As of September 30, 2003, stockholders' equity was $761.2 million, after spending $39.8 million in the quarter on the Company's share repurchase program. Stockholders' equity was $747.6 million as of June 30, 2003. The capital ratios of the Company's banking subsidiary continued to exceed regulatory requirements for classification as "well-capitalized," the highest regulatory standard.
    Commercial Federal Corporation (NYSE:CFB) is the parent company of Commercial Federal Bank, a $12.5 billion federal savings bank that currently operates branches located in Nebraska, Iowa, Colorado, Kansas, Oklahoma, Missouri and Arizona. Commercial Federal operations include consumer and commercial banking services including mortgage origination and servicing, commercial and industrial lending, small business banking, construction lending, cash management, insurance and investment services, and Internet banking.
    Commercial Federal's Web site, http://www.comfedbank.com, will host a live webcast of the investor conference call to discuss third quarter results on Thursday, October 30, 2003 at 10:30 a.m. Central Time. The site also includes access to company news releases, annual reports, quarterly financial statements, and SEC filings.
    Certain statements contained in this release are forward-looking in nature. These statements are subject to risks and uncertainties that could cause Commercial Federal's actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to Commercial Federal include, but are not limited to, changes in general economic conditions, changes in interest rates, changes in regulations or accounting methods, and price levels and conditions in the public securities markets generally.

                    COMMERCIAL FEDERAL CORPORATION
             CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                        (Dollars in Thousands)

----------------------------------------------------------------------

                                September 30,  June 30,  September 30,
ASSETS                              2003         2003        2002
----------------------------------------------------------------------

Cash (including short-term
 investments of $1,137, $1,067
 and $368)                          $168,111    $248,500     $197,719
Investment securities available
 for sale, at fair value           1,050,040   1,288,081    1,319,304
Mortgage-backed securities
 available for sale, at fair
 value                             1,130,463   1,317,756    1,746,689
Loans held for sale, net             687,010   1,037,935      777,971
Loans receivable, net of
 allowances of $107,995,
 $108,706 and $109,493             7,894,337   7,748,521    8,120,979
Federal Home Loan Bank stock         241,206     247,817      285,112
Foreclosed real estate                48,350      43,000       40,220
Premises and equipment, net          144,170     143,088      148,762
Bank owned life insurance            238,724     235,504      224,849
Other assets                         720,340     441,389      442,085
Core value of deposits, net of
 accumulated amortization of
 $62,999, $61,781 and $57,135         18,050      19,268       23,914
Goodwill                             162,717     162,717      162,717
----------------------------------------------------------------------
     Total Assets                $12,503,518 $12,933,576  $13,490,321
----------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------------------------------

Liabilities:
   Deposits                       $6,592,859  $6,768,368   $6,163,289
   Advances from Federal Home
    Loan Bank                      3,959,906   4,436,264    5,508,180
   Other borrowings                  598,941     573,081      615,193
   Other liabilities                 590,607     408,233      457,741
----------------------------------------------------------------------
     Total Liabilities            11,742,313  12,185,946   12,744,403
----------------------------------------------------------------------
Commitments and Contingencies              -           -            -
----------------------------------------------------------------------

Stockholders' Equity:
   Preferred stock, $.01 par
    value; 10,000,000 shares
    authorized; none issued                -           -            -
   Common stock, $.01 par value;
    120,000,000 shares
    authorized; 42,381,367,
    43,940,224 and 45,226,837
    shares issued and
    outstanding                          424         439          452
   Additional paid-in capital              -      33,469       62,020
   Retained earnings                 849,134     835,184      775,566
   Accumulated other
    comprehensive loss, net          (88,353)   (121,462)     (92,120)
----------------------------------------------------------------------
     Total Stockholders' Equity      761,205     747,630      745,918
----------------------------------------------------------------------
     Total Liabilities and
      Stockholders' Equity       $12,503,518 $12,933,576  $13,490,321
----------------------------------------------------------------------

Certain amounts in prior periods have been reclassified for comparative purposes to conform to the September 30, 2003 presentation.



                    COMMERCIAL FEDERAL CORPORATION
                 CONSOLIDATED STATEMENT OF OPERATIONS
             (Dollars in Thousands Except Per Share Data)

----------------------------------------------------------------------
                                          Three Months Ended
                                 September 30, June 30,  September 30,
                                 -------------------------------------
                                     2003        2003        2002
----------------------------------------------------------------------

Interest Income:
     Investment securities            $16,233    $16,846      $19,635
     Mortgage-backed securities         8,688     12,638       22,498
     Loans receivable                 128,291    140,401      153,721
----------------------------------------------------------------------
               Total interest
                income                153,212    169,885      195,854
Interest Expense:
     Deposits                          36,547     38,974       43,766
     Advances from Federal Home
      Loan Bank                        51,545     54,772       63,216
     Other borrowings                   4,830      5,037        6,776
----------------------------------------------------------------------
               Total interest
                expense                92,922     98,783      113,758
Net Interest Income                    60,290     71,102       82,096
Provision for Loan Losses              (5,475)    (4,273)      (9,142)
----------------------------------------------------------------------
Net Interest Income After
 Provision for Loan Losses             54,815     66,829       72,954

Other Income (Loss):
     Retail fees and charges           14,805     15,009       14,614
     Loan servicing fees               10,911     11,958        9,656
     Amortization of mortgage
      servicing rights                (21,989)   (18,454)      (6,894)
     Mortgage servicing rights
      valuation adjustment             51,800    (29,793)     (34,754)
     Gain (loss) on sales of
      securities and changes in
      fair values of derivatives,
      net                             (31,294)    39,131       19,575
     Gain on sales of loans             9,329      8,506       14,659
     Bank owned life insurance          3,219      3,242        3,475
     Other operating income             7,398      7,627        7,692
----------------------------------------------------------------------
               Total other income      44,179     37,226       28,023
Other Expense:
     General and administrative
      expenses -
        Compensation and benefits      30,233     31,841       29,060
        Occupancy and equipment        10,188     10,495        9,912
        Data processing                 4,460      4,604        4,416
        Advertising                     3,742      5,606        3,480
        Communication                   3,505      3,432        3,261
        Item processing                 3,210      3,837        3,582
        Outside services                3,410      3,226        3,296
        Loan expenses                   3,909      2,667        1,091
        Foreclosed real estate,
         net                              289      1,004          978
        Other operating expenses        4,141      4,349        2,745
----------------------------------------------------------------------
               Total general and
                administrative
                expenses               67,087     71,061       61,821
     Amortization of core value
      of deposits                       1,218      1,548        1,549
----------------------------------------------------------------------
               Total other
                expense                68,305     72,609       63,370
----------------------------------------------------------------------

Income Before Income Taxes             30,689     31,446       37,607
Income Tax Provision                    8,378      8,744       10,938
----------------------------------------------------------------------

Net Income                            $22,311    $22,702      $26,669
----------------------------------------------------------------------

Net Income Per Basic Share               $.51       $.51         $.59
Net Income Per Diluted Share             $.51       $.51         $.58
----------------------------------------------------------------------
Dividends Declared Per Common
 Share                                   $.10       $.10         $.09
----------------------------------------------------------------------
Weighted Average Shares
 Outstanding Used in Basic EPS     43,523,639 44,302,234   45,276,800
Weighted Average Shares
 Outstanding Used in Diluted EPS   43,933,969 44,582,227   45,791,436
----------------------------------------------------------------------

Certain amounts in prior periods have been reclassified for comparative purposes to conform to the September 30, 2003 presentation.




                    COMMERCIAL FEDERAL CORPORATION
                 CONSOLIDATED STATEMENT OF OPERATIONS
             (Dollars in Thousands Except Per Share Data)

----------------------------------------------------------------------
                                               Nine Months Ended
                                          September 30, September 30,
                                          ----------------------------
                                               2003          2002
----------------------------------------------------------------------

Interest Income:
     Investment securities                      $50,655       $58,082
     Mortgage-backed securities                  37,773        73,162
     Loans receivable                           411,043       455,797
----------------------------------------------------------------------
               Total interest income            499,471       587,041
Interest Expense:
     Deposits                                   115,135       137,553
     Advances from Federal Home Loan Bank       163,237       182,721
     Other borrowings                            14,879        19,422
----------------------------------------------------------------------
               Total interest expense           293,251       339,696
Net Interest Income                             206,220       247,345
Provision for Loan Losses                       (16,894)      (21,271)
----------------------------------------------------------------------
Net Interest Income After Provision for
 Loan Losses                                    189,326       226,074

Other Income (Loss):
     Retail fees and charges                     43,317        40,935
     Loan servicing fees                         33,906        28,730
     Amortization of mortgage servicing
      rights                                    (52,505)      (20,313)
     Mortgage servicing rights valuation
      adjustment                                  8,479       (50,832)
     Gain on sales of securities and
      changes in fair values of
      derivatives, net                           26,837        28,315
     Gain on sales of loans                      23,315        21,636
     Bank owned life insurance                    9,765        10,258
     Other operating income                      20,681        23,474
----------------------------------------------------------------------
               Total other income               113,795        82,203
Other Expense:
     General and administrative expenses -
        Compensation and benefits                92,887        85,906
        Occupancy and equipment                  31,119        28,508
        Data processing                          13,739        13,247
        Advertising                              13,478        10,725
        Communication                            10,351         9,490
        Item processing                          10,516        10,665
        Outside services                          9,027        10,755
        Loan expenses                             9,002         3,615
        Foreclosed real estate, net               2,674         4,700
        Other operating expenses                 11,987         9,800
----------------------------------------------------------------------
               Total general and
                administrative expenses         204,780       187,411
     Amortization of core value of
      deposits                                    4,315         4,819
----------------------------------------------------------------------
               Total other expense              209,095       192,230
----------------------------------------------------------------------

Income Before Income Taxes                       94,026       116,047
Income Tax Provision                             25,882        33,862
----------------------------------------------------------------------

Net Income                                      $68,144       $82,185
----------------------------------------------------------------------

Net Income Per Basic Share                        $1.54         $1.81
Net Income Per Diluted Share                      $1.53         $1.79
----------------------------------------------------------------------
Dividends Declared Per Common Share                $.29          $.26
----------------------------------------------------------------------
Weighted Average Shares Outstanding Used
 in Basic EPS                                44,306,196    45,325,049
Weighted Average Shares Outstanding Used
 in Diluted EPS                              44,645,852    45,971,511
----------------------------------------------------------------------

Certain amounts in prior periods have been reclassified for comparative purposes to conform to the September 30, 2003 presentation.




                    COMMERCIAL FEDERAL CORPORATION
       MORTGAGE SERVICING RIGHTS AND MORTGAGE BANKING OPERATIONS
                        (Dollars in Thousands)

----------------------------------------------------------------------
                                         Three Months Ended
                              September 30,   June 30,   September 30,
                              ----------------------------------------
                                  2003          2003         2002
----------------------------------------------------------------------

Mortgage Servicing Rights:
     Beginning balance            $190,398     $179,860      $139,542
     Mortgage servicing rights
      retained through loan
      sales                         19,916       20,378        10,767
     Purchases of mortgage
      servicing rights               8,942        8,015         1,272
     Amortization expense          (21,989)     (18,454)       (6,894)
     Sale of mortgage
      servicing rights                   -       (9,904)            -
     Other items, net                    -       10,503             -
                              ------------- ------------ -------------
     Balance before valuation
      allowance                    197,267      190,398       144,687
                              ------------- ------------ -------------

     Valuation allowance
      beginning balance            121,465       93,586        35,719
     Amounts charged
      (credited) to operations     (51,800)      29,793        34,754
     Sale of mortgage
      servicing rights                   -       (1,914)            -
                              ------------- ------------ -------------
     Valuation allowance
      ending balance                69,665      121,465        70,473
                              ------------- ------------ -------------

     Mortgage servicing
      rights, net of valuation
      allowance                   $127,602      $68,933       $74,214
                              ============= ============ =============

     Fair value at the periods
      ended                       $129,136      $68,933       $74,841
                              ============= ============ =============

Mortgage servicing rights as a
 percentage of servicing
 portfolio                            1.13%        0.61%         0.76%
                              ============= ============ =============

Mortgage servicing rights as a
 multiple of servicing fees           3.42x        1.82x         2.30x
                              ============= ============ =============

----------------------------------------------------------------------

Loans Serviced for Other
 Institutions:
     Beginning balance         $11,864,111  $11,848,058    $9,652,792
     Additions to portfolio      1,562,189    1,498,788       788,941
     Purchases                     529,639      515,173       115,740
     Loan payments              (2,195,435)  (1,995,558)     (780,574)
     Sales, net                      8,054     (509,946)            -
     Sub servicing released,
      net of payments and
      other adjustments           (457,012)           -             -
     Other items, net               (3,984)      (2,350)       (3,463)
                              ----------------------------------------
     Ending balance excluding
      sub servicing             11,307,562   11,354,165     9,773,436
     Sub servicing retained on
      sale of loans serviced             -      509,946             -
                              ------------- ------------ -------------
     Ending balance including
      sub servicing            $11,307,562  $11,864,111    $9,773,436
                              ============= ============ =============

     Weighted average
      servicing fee                   0.33%        0.32%         0.33%
                              ============= ============ =============

     Weighted average coupon
      note rate                       6.18%        6.47%         7.00%
                              ============= ============ =============

----------------------------------------------------------------------

Certain Components of Mortgage
 Banking and Treasury Activities:
     Loan servicing fees           $10,911      $11,958        $9,656
     Amortization of mortgage
      servicing rights             (21,989)     (18,454)       (6,894)
                              ------------- ------------ -------------
        Loan servicing fees,
         net                       (11,078)      (6,496)        2,762

     Mortgage servicing rights
      valuation adjustment          51,800      (29,793)      (34,754)
     Gain (loss) on sales of
      securities and changes
      in fair values of
      derivatives, net             (31,294)      39,131        19,575

     Gain on sales of loans          9,329        8,506        14,659
                              ------------- ------------ -------------

     Total of certain
      components of mortgage
      banking and treasury
      activities                   $18,757      $11,348        $2,242
                              ============= ============ =============

----------------------------------------------------------------------




                    COMMERCIAL FEDERAL CORPORATION
                          DEPOSITS AND LOANS
                            (In Thousands)

----------------------------------------------------------------------

                               September 30,  June 30,   September 30,
                                   2003         2003         2002
----------------------------------------------------------------------

Deposits by State:
     Colorado                    $2,042,681  $2,033,740    $2,017,866
     Nebraska                     1,776,262   1,919,919     1,456,334
     Iowa                         1,061,398   1,072,456       997,889
     Kansas                         639,769     659,112       655,003
     Oklahoma                       538,570     552,556       564,918
     Missouri                       314,335     311,178       283,077
     Arizona                        219,844     219,407       188,202
                               ------------- ----------- -------------
     Total deposits              $6,592,859  $6,768,368    $6,163,289
                               ============= =========== =============

Deposits by Type:
     Checking accounts -
          Interest bearing         $524,871    $515,322      $481,963
          Noninterest bearing       658,575     633,291       433,234
                               ------------- ----------- -------------
            Total retail
             checking excluding
             escrow accounts      1,183,446   1,148,613       915,197
     Money market accounts        1,042,342     958,303       269,020
     Savings accounts             1,334,492   1,390,740     1,787,052
                               ------------- ----------- -------------
            Total core deposits   3,560,280   3,497,656     2,971,269
     Custodial escrow accounts      443,132     564,871       369,012
     Certificates of deposit      2,589,447   2,705,841     2,823,008
                               ------------- ----------- -------------
            Total deposits       $6,592,859  $6,768,368    $6,163,289
                               ============= =========== =============

----------------------------------------------------------------------

Loans Receivable, before
 allowance for losses:
     Residential real estate     $3,456,176  $3,494,661    $4,131,864
     Commercial real estate       1,943,384   1,895,194     1,763,787
     Construction, net of
      loans-in-process              493,145     508,573       518,505
     Commercial operating and
      other                         519,314     421,879       311,564
     Consumer home equity           840,825     812,218       833,568
     Consumer other                 749,488     724,702       671,184
                               ------------- ----------- -------------
           Total loans
            receivable, before
            allowance for
            losses               $8,002,332  $7,857,227    $8,230,472
                               ============= =========== =============

----------------------------------------------------------------------




                    COMMERCIAL FEDERAL CORPORATION
                     ALLOWANCE FOR LOSSES ON LOANS
                            (In Thousands)

----------------------------------------------------------------------

                                 September 30, June 30,  September 30,
                                     2003        2003        2002
----------------------------------------------------------------------

THREE MONTHS ENDED:
-------------------
Beginning balance                    $108,740  $108,920      $104,001
Provision charged to operations         5,475     4,273         9,142
Charge-offs                            (6,787)   (6,003)       (4,336)
Recoveries                              1,295     1,582           951
Change in estimate of allowance
 for bulk purchased loans                (715)      (32)          (34)
----------------------------------------------------------------------
Ending balance                       $108,008  $108,740      $109,724
----------------------------------------------------------------------

NINE MONTHS ENDED:
------------------
Beginning balance                    $106,291       n/a      $102,451
Provision charged to operations        16,894       n/a        21,271
Charge-offs                           (20,085)      n/a       (18,143)
Recoveries                              5,687       n/a         4,245
Change in estimate of allowance
 for bulk purchased loans                (779)      n/a          (100)
----------------------------------------------------------------------
Ending balance                       $108,008       n/a      $109,724
----------------------------------------------------------------------

Summary of charge-offs, net of recoveries:
------------------------------------------

     Three months ended                $5,492    $4,421        $3,385
                                 ============= ========= =============

     Nine months ended                $14,398       n/a       $13,898
                                 =============           =============

----------------------------------------------------------------------

Allocation of allowance:
------------------------

     Specific                          $5,659    $6,025        $9,915
     Special problem                   32,749    34,613        34,185
     Nonspecific                       69,600    68,102        65,624
                                 ------------- --------- -------------
                                     $108,008  $108,740      $109,724
                                 ============= ========= =============

----------------------------------------------------------------------




                    COMMERCIAL FEDERAL CORPORATION
                    NONPERFORMING ASSETS AND LOANS
                        (Dollars in Thousands)

----------------------------------------------------------------------

                              September 30,   June 30,   September 30,
                                  2003          2003         2002
----------------------------------------------------------------------

Nonperforming Assets:
     Nonperforming loans:
       Residential real estate     $33,802      $34,338       $42,306
       Residential
        construction                 3,556        7,784         2,562
       Commercial real estate        8,701        8,381        25,135
       Commercial construction       3,160        4,371         2,666
       All other                     7,861        7,034         9,922
                              ------------- ------------ -------------
     Total nonperforming loans      57,080       61,908        82,591
                              ------------- ------------ -------------
     Real estate:
       Residential                  12,588       12,251        13,683
       Residential
        construction                30,798       24,187        23,252
       Commercial                    4,964        5,078             -
       Commercial construction           -        1,484         3,285
                              ------------- ------------ -------------
     Total real estate              48,350       43,000        40,220
                              ------------- ------------ -------------

     Troubled debt
      restructurings -
      commercial                     4,933        4,961         1,567
                              ------------- ------------ -------------
Total nonperforming assets        $110,363     $109,869      $124,378
                              ============= ============ =============

Total assets                   $12,503,518  $12,933,576   $13,490,321
                              ============= ============ =============
Nonperforming assets to total
 assets                                .88%         .85%          .92%
                              ============= ============ =============

Summary of Nonperforming
 Assets:
     Residential                   $80,744      $78,560       $81,803
     Nonresidential                 29,619       31,309        42,575
                              ------------- ------------ -------------
                                  $110,363     $109,869      $124,378
                              ============= ============ =============

----------------------------------------------------------------------

Nonperforming loans to loans
 receivable (1)                        .71%         .79%         1.00%

Nonperforming assets to total
 assets                                .88%         .85%          .92%

Allowance for loan losses to:

     Loans receivable (1)             1.35%        1.38%         1.33%

     Nonperforming assets            97.87%       98.97%        88.22%

     Total nonperforming loans      189.22%      175.65%       132.85%

     Nonresidential
      nonperforming assets          364.66%      347.31%       257.72%

----------------------------------------------------------------------

(1) Ratios are calculated based on the net book value of loans receivable before deducting allowance for loan losses.




                    COMMERCIAL FEDERAL CORPORATION
        SUMMARY OF CONSOLIDATED FINANCIAL HIGHLIGHTS AND RATIOS
             (Dollars in Thousands Except Per Share Data)

----------------------------------------------------------------------

                              September 30,   June 30,   September 30,
                                  2003          2003         2002
----------------------------------------------------------------------

Cash, investment securities
 and FHLB stock                 $1,459,357   $1,784,398    $1,802,135
Mortgage-backed securities       1,130,463    1,317,756     1,746,689
Loans held for sale, net           687,010    1,037,935       777,971
Loans receivable, net            7,894,337    7,748,521     8,120,979
Intangible assets                  180,767      181,985       186,631
Other assets                     1,151,584      862,981       855,916
Total assets                    12,503,518   12,933,576    13,490,321
----------------------------------------------------------------------
Deposits                         6,592,859    6,768,368     6,163,289
Advances from Federal Home
 Loan Bank                       3,959,906    4,436,264     5,508,180
Other borrowings                   598,941      573,081       615,193
Other liabilities                  590,607      408,233       457,741
Stockholders' equity               761,205      747,630       745,918
Total liabilities and
 stockholders' equity           12,503,518   12,933,576    13,490,321
----------------------------------------------------------------------

Book value per common share         $17.96       $17.01        $16.49
Stock price                         $24.35       $21.20        $21.77
Common shares outstanding       42,381,367   43,940,224    45,226,837
Weighted average shares
 outstanding per basic EPS      43,523,639   44,302,234    45,276,800
Weighted average shares
 outstanding per diluted EPS    43,933,969   44,582,227    45,791,436
----------------------------------------------------------------------

Nonperforming assets              $110,363     $109,869      $124,378
Nonperforming assets to total
 assets                                .88%         .85%          .92%
Weighted average interest
 rates (durings):
  Yield on interest-earning
   assets                             5.28%        5.73%         6.41%
  Rate on deposits and
   interest-bearing
   liabilities                        3.11%        3.27%         3.64%
  Net interest rate spread            2.17%        2.46%         2.77%
  Net annualized yield on
   interest-earning assets            2.10%        2.40%         2.69%
Loans serviced for other
 institutions                  $11,307,562  $11,864,111    $9,773,436
----------------------------------------------------------------------

Three months ended:
-------------------
Return on average assets               .70%         .69%          .79%
Return on average equity             12.60%       11.89%        13.61%
Average equity to average
 assets                               5.53%        5.80%         5.80%
G & A expenses to average
 assets                               2.09%        2.16%         1.83%
Operating efficiency ratio           64.22%       65.60%        56.14%
----------------------------------------------------------------------

Nine months ended:
------------------
Return on average assets               .70%         n/a           .84%
Return on average equity             12.19%         n/a         14.30%
Average equity to average
 assets                               5.72%         n/a          5.85%
G & A expenses to average
 assets                               2.10%         n/a          1.91%
Operating efficiency ratio           63.99%         n/a         56.87%
----------------------------------------------------------------------




                    COMMERCIAL FEDERAL CORPORATION
                AVERAGE BALANCES AND REGULATORY CAPITAL
                        (Dollars in Thousands)

----------------------------------------------------------------------

                                September 30,  June 30,    March 31,
                                    2003         2003        2003
----------------------------------------------------------------------

Three Months Ended:
-------------------

Average Balances:
     Total assets                $12,811,205 $13,155,433  $13,101,428
     Total loans, net              8,800,868   8,902,699    8,668,060
     Total loans, before
      allowances for loan
      losses                       8,909,476   9,011,377    8,773,891
     Total mortgage-backed
      securities                   1,160,610   1,414,739    1,584,690
     Total deposits                6,821,942   6,730,636    6,465,854
     Total stockholders' equity      708,267     763,666      765,112
     Total interest-earning
      assets                      11,507,173  11,869,514   11,825,331
     Total deposits and
      interest-bearing
      liabilities                 11,749,995  12,032,153   11,947,339

----------------------------------------------------------------------


----------------------------------------------------------------------

                                           December 31, September 30,
                                               2002          2002
----------------------------------------------------------------------

Three Months Ended:
-------------------

Average Balances:
     Total assets                           $13,408,194   $13,511,423
     Total loans, net                         8,851,961     8,865,656
     Total loans, before allowances
      for loan losses                         8,960,880     8,971,536
     Total mortgage-backed securities         1,741,933     1,797,775
     Total deposits                           6,277,235     6,186,698
     Total stockholders' equity                 736,489       783,612
     Total interest-earning assets           12,191,686    12,205,340
     Total deposits and
      interest-bearing liabilities           12,286,057    12,296,090

----------------------------------------------------------------------



                                  Nine Months Nine Months     Year
                                     Ended       Ended       Ended
Year to Date:                       9/30/03    9/30/2002   12/31/2002
----------------------------------------------------------------------

Average Balances:
     Total assets                 $13,021,626 $13,096,504 $13,175,562
     Total loans, net               8,803,462   8,566,709   8,638,609
     Total loans, before
      allowances for loan losses    8,911,178   8,670,588   8,743,759
     Total mortgage-backed
      securities                    1,385,127   1,821,183   1,799,174
     Total deposits                 6,674,115   6,251,922   6,258,302
     Total stockholders' equity       745,473     766,130     758,659
     Total interest-earning assets 11,745,275  11,846,929  11,931,794
     Total deposits and interest-
      bearing liabilities          11,909,105  11,953,064  12,034,963


----------------------------------------------------------------------

                                  September 30,  June 30,   March 31,
Regulatory Capital:                   2003         2003       2003
----------------------------------------------------------------------

     Tangible                         $748,928    $784,326   $768,827
     Core                              736,543     777,933    760,612
     Total risk-based                  873,404     913,088    899,378
     Tier 1 risk-based                 736,543     777,933    760,612
     Tangible %                           6.09%       6.17%      5.88%
     Core %                               6.00%       6.12%      5.82%
     Total risk-based %                  10.86%      11.55%     11.00%
     Tier 1 risk-based %                  9.13%       9.84%      9.30%

----------------------------------------------------------------------

----------------------------------------------------------------------

                                         December 31,   September 30,
Regulatory Capital:                          2002           2002
----------------------------------------------------------------------

     Tangible                                 $743,048       $752,804
     Core                                      734,870        746,244
     Total risk-based                          871,408        882,768
     Tier 1 risk-based                         734,870        746,244
     Tangible %                                   5.81%          5.71%
     Core %                                       5.75%          5.67%
     Total risk-based %                          10.92%         10.88%
     Tier 1 risk-based %                          9.21%          9.20%

----------------------------------------------------------------------

    CONTACT: Commercial Federal Corporation, Omaha
             Investor Relations:
             John J. Griffith, 402-514-5336